UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2025

CPI AEROSTRUCTURES, INC.
(Exact Name of Registrant as Specified in Charter)

New York	001-11398	11-2520310
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91 Heartland Boulevard, Edgewood, New York	11717
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 586-5200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	CVU	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 12, 2025, CPI Aerostructures, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Western Alliance Bank (the “Bank”). The Loan Agreement provides for a revolving line of credit in the maximum principal amount of $10,000,000 (the “Revolving Line”) and a term loan in the original principal amount of $10,000,000 (the “Term Loan” and, together with the Revolving Line, the “Credit Facilities”). Welding Metallurgy, Inc. (“WMI”), the Company’s direct wholly owned subsidiary, and Compac Development Corporation (“Compac”), a wholly owned subsidiary of WMI, have guaranteed the Company’s obligations under the Loan Agreement.

Borrowings under the Credit Facilities bear interest at a variable rate equal to the 1-month Term SOFR (subject to a 0% floor) plus an applicable margin as set forth in the Loan Agreement. During the continuance of an event of default, all outstanding obligations bear interest at a rate equal to 5% above the rate otherwise applicable.

The Credit Facilities mature on December 12, 2030. The Term Loan was funded in full on the closing date and is repayable in scheduled quarterly installments beginning on April 5, 2026, with the remaining principal balance due on the maturity date. Borrowings under the Revolving Line may be made, repaid and reborrowed from time to time before the maturity date, subject to the other conditions set forth in the Loan Agreement. Voluntary prepayments of the Credit Facilities are permitted at any time without premium or penalty, other than customary breakage amounts, and the Loan Agreement requires mandatory prepayments in certain circumstances.

The Loan Agreement requires the Company to pay an unused commitment fee equal to 0.40% per annum on the unused portion of the Revolving Line and to pay fees and charges in connection with any letters of credit and any cash management services provided by the Bank and to reimburse the Bank’s expenses as provided in the Loan Agreement. In addition, the Company paid a closing fee at closing in the amount of $100,000, less $15,000 previously paid to the Bank.

The Company’s obligations under the Loan Agreement, and the guaranties of WMI and Compac, are secured by a first-priority security interest in substantially all of the personal property assets of the Company and the guarantors, in each case subject to permitted liens and customary exclusions as set forth in the Loan Agreement and related security documents.

The Loan Agreement contains customary affirmative, negative and financial covenants. Among other things, these covenants impose limitations, subject to agreed exceptions, on the ability of the Company and its subsidiaries to incur additional indebtedness, grant liens, make certain investments, dispose of assets, pay dividends and other restricted payments, enter into certain transactions with affiliates and effect certain mergers or other fundamental changes. The Loan Agreement also includes quarterly tested financial covenants, including a minimum Consolidated Fixed Charge Coverage Ratio of 1.25 to 1.00 and a maximum Funded Leverage Ratio that is initially 3.75 to 1.00 and is reduced to 3.50 to 1.00, in each case as defined in and calculated under the Loan Agreement.

The Loan Agreement includes customary events of default, including payment defaults, covenant defaults, certain cross-defaults, certain events of bankruptcy or insolvency, certain unsatisfied judgments, certain ERISA events and certain change-of-control events. If an event of default occurs and is continuing, the Bank may, subject to the terms of the Loan Agreement, declare all or a portion of the outstanding obligations under the Credit Facilities to be immediately due and payable, terminate the commitments and exercise other rights and remedies available to it, including with respect to the collateral.

A portion of the proceeds of the Credit Facilities, including the full amount of the Term Loan and borrowings under the Revolving Line in the approximate principal amount of $6,220,722.34 was used on the Closing Date to repay in full the Company’s existing credit facility with BankUnited, N.A., as described in Item 1.02 of this Current Report on Form 8-K. The Company intends to use the remaining availability under the Credit Facilities for working capital and general corporate purposes, in each case to the extent permitted under the Loan Agreement.

The foregoing description of the Loan Agreement and the related guaranties does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On December 12, 2025, in connection with entering into the Loan Agreement and the Credit Facilities described in Item 1.01 of this Current Report on Form 8-K, the Company repaid in full all outstanding obligations under that certain Amended and Restated Credit Agreement, dated as of March 24, 2016, as amended, among the Company, the several lenders from time to time parties thereto and BankUnited, N.A., as sole arranger, administrative agent and collateral agent (the “BankUnited Credit Agreement”). Upon such repayment, the BankUnited Credit Agreement and the related loan documents were terminated in accordance with their terms, and all liens and security interests securing the obligations thereunder were released. The Company did not incur any early termination or prepayment penalties in connection with the termination of the BankUnited Credit Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03. On December 12, 2025, the Company became obligated for direct financial obligations under the Credit Facilities described in Item 1.01, including the Term Loan in the principal amount of $10,000,000 and the borrowings under the Revolving Line used, among other things, to repay in full the obligations outstanding under the BankUnited Credit Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1*	Loan and Security Agreement, dated as of December 12, 2025, by and between CPI Aerostructures, Inc., and Western Alliance Bank.

10.2	Form of Guaranty, dated as of December 12, 2025, made by each of Welding Metallurgy, Inc. and Compac 2Development Corporation in favor of Western Alliance Bank.

104**	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Filed herewith. Certain exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.
** Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2025	CPI AEROSTRUCTURES, INC.

	By:	/s/ Dorith Hakim
Dorith Hakim
Chief Executive Officer